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Exhibit 99.1

EXHIBIT 1
Schedule of Proxies

Shareholder/Proxy Giver	Date of Proxy	Number of Shares Covered by Proxy
Elliot Brody	January 26, 2003	2,000
Abraham & Barbara Stefansky	January 27, 2003	24,613
Abraham Stefansky	January 27, 2003	109,637
Solomon Mayer	January 27, 2003	15,000
Gershon Tokayer	January 27, 2003	126,500
Marc Tokayer	January 27, 2003	269,274
Marilyn Tokayer	January 27, 2003	299,274
Yitzchok Stefansky	January 27, 2003	15,682
Neve Jerusalem	January 28, 2003	50,000
Pincus Reisz	February 6, 2003	63,000
Barry Friedman	February 6, 2003	126,736
Mark Loren	February 7, 2003	9,000
Norma Loren	February 7, 2003	11,500
Norman Loren	February 7, 2003	20,500
Larry Lipschutz	February 10, 2003	16,500
Mordechai Vogel	February 12, 2003	25,000
Sam Halperin	February 12, 2003	25,000
Simon Vogel	February 12, 2003	8,000
Simon Vogel	February 12, 2003	18,038
Tower Paper Retirement Plan	February 12, 2003	11,500
Tower Paper Retirement Plan	February 12, 2003	3,000
Morty Lerer	February 14, 2003	40,000
	Total Shares	1,289,754

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EXHIBIT 1 Schedule of Proxies